                                                                     EXHIBIT 4.8


                                                                  EXECUTION COPY

                         REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement dated as of June 19, 2001, is entered into by and among FLAG Telecom Holdings Limited, a Bermuda company ("FLAG"), Verizon International Holdings Ltd., a Bermuda company ("VERIZON
INTERNATIONAL"), and TyCom Ltd., a Bermuda company ("TYCOM").

                                  WITNESSETH:

      WHEREAS, Verizon International and TyCom are parties to that certain Share Purchase and Exchange Option Agreement, dated April 16, 2001 (the "OPTION AGREEMENT"), whereby Verizon International has the right to sell to TyCom or one of its designated affiliates upon the terms and subject to the conditions set forth in the Option Agreement 15,000,000,000 shares, subject to adjustment (the "FLAG SHARES") of the common shares, $0.0006 par value per share, of FLAG ("FLAG COMMON SHARES").

      WHEREAS, in exchange for the FLAG Shares, TyCom or its designated affiliate will sell to Verizon International that number of shares (the "TYCOM SHARES") of common share; $0.25 par value per share, of TyCom ("TYCOM COMMON SHARES") as shall be determined pursuant to the Option Agreement.

      WHEREAS, to induce TyCom to agree to waive any rights it may have under the Bye-laws to appoint a member of the Board of Directors of FLAG, which waiver has been executed and delivered prior to the date hereof, FLAG has agreed to grant TyCom certain registration rights with respect to the FLAG Shares, and to induce Verizon International to enter into the Option Agreement, TyCom has agreed to grant Verizon International certain registration rights with respect to the TyCom Shares.

      NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, it is agreed as follows:


                                   AGREEMENT:


      1.    DEFINITIONS.

      (a) In this Agreement (i) each of the FLAG Registration Statement (as defined below) and the TyCom Registration Statement (as defined below) is referred to as a "REGISTRATION STATEMENT" (ii) each of FLAG and TyCom is referred to as an "ISSUER" with respect to the FLAG Registration Statement and the TyCom Registration Statement, respectively; and (iii) each of the TyCom Selling Shareholder (as defined below) and Verizon International is referred to as a "SELLING SHAREHOLDER" with respect to the FLAG Registration Statement and TyCom Registration Statement respectively.

      (b) "REGISTRABLE SECURITIES" shall mean the FLAG Shares and the TyCom Shares, respectively, and any Securities issuable or issued or distributed in respect of any of the FLAG Shares or TyCom Shares, as the case may be, by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

      (c) "SEC" shall mean the U.S. Securities and Exchange Commission, or any successor thereto.

      (d) "SECURITIES" shall have the meaning assigned to such term in Section 2(a)(1) of the Securities Act.

      (e) "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

      2. FLAG SHELF REGISTRATION STATEMENT. FLAG shall:

      (a) upon receipt of notice from TyCom setting forth the date of closing under the Option Agreement, subject to the receipt of necessary information from TyCom, use commercially reasonably efforts, on or prior to the date that is 30 days following the Closing Date under the Option Agreement, to prepare and file with the SEC a registration statement on an appropriate form under the Securities Act (the "FLAG REGISTRATION STATEMENT") covering the sale by TyCom or its designated affiliate (the "TYCOM SELLING SHAREHOLDER") of all of the FLAG Shares sold to such TyCom Selling Shareholder pursuant to the Option Agreement; and

      (b) use commercially reasonable efforts, subject to the receipt of necessary information from TyCom, to cause the FLAG Registration Statement to become effective and to remain continuously effective (subject to the provisions of Section 5 hereof) in order to permit the prospectus included therein to be lawfully delivered to purchasers of the FLAG Shares through the earlier of (i) two years following the Closing Date under the Option Agreement, or (ii) until such date as all of the FLAG Shares have been sold or may be sold within the volume and other limitations set forth in Rule 144 under the Securities Act as then in effect.

      3. TYCOM SHELF REGISTRATION STATEMENT. TyCom shall:

      (a) subject to the receipt of necessary information from Verizon International, use commercially reasonable efforts, on or prior to the date that is the later of (i) 30 days following the Closing Date under the Option Agreement, or (ii) August 1, 2001, to prepare and file with the SEC a registration statement on an appropriate form under the Securities Act (the "TYCOM REGISTRATION STATEMENT") covering the sale by Verizon Interntional of all of the TyCom Shares sold to Verizon International pursuant to the Option Agreement; and

      (b) use commercially reasonable efforts, subject to the receipt of necessary information from Verizon International, to cause the TyCom Registration Statement to become effective and to remain continuously effective (subject to the provisions of Section 5 hereof) in order to permit the prospectus included therein to be lawfully delivered to purchasers of the FLAG Shares through the earlier of (i) one year following the Closing Date under the Option Agreement, or (ii) until such date as all of the TyCom Shares have been sold or may be sold within the volume and other limitations set forth in Rule 144 under the Securities Act as then in effect.

      4. REGISTRATION PROCEDURES. Each Issuer shall, with respect to the Registration Statement filed by it:

      (a) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effetive until the earlier of the dates specified in Sections 2(b) and 3(b), respectively.

      (b) subject to Section 5 hereof, prepare and promptly file with the SEC and promptly notify the applicable Selling Shareholder of the filing of, such amendment or supplement to such Registration Statement and the prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, any event has occurred the result of which is that any such prospectus then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

      (c) advise the applicable Selling Shareholder promptly after it shall have received notice or obtained knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation of any proceeding for that purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order;

      (d) furnish to the applicable Selling Shareholder such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as such Selling Shareholder may reasonably request, in order to facilitate the public sale or other disposition of all or any of Registrable Securities by such Selling Shareholder; PROVIDED, HOWEVER, that the obligation to deliver copies of prospectuses or preliminary prospectuses to such Selling Shareholder shall be subject to the receipt by the Issuer of reasonable assurances from such Selling Shareholder that such Selling Shareholder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

      (e) file documents for such normal blue sky clearance in such states reasonably requested in writing by such Selling Shareholder, PROVIDED HOWEVER, that no Issuer shall be required to qualify to do business, subject itself to taxation, or consent to general service of process in any jurisdictions in which it is not now so qualified or has not so consented; and

      (f) use commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or quotation system on which similar Securities issued by FLAG or TyCom, as the case may be, are listed or traded.

      5. SUSPENSION OF REGISTRATION STATEMENT. Upon written notice given to the applicable Selling Shareholder, each Issuer may elect (i) to delay the filing of a registration statement pursuant to Section 2 or Section 3 hereof, or (ii) to suspend the use of the prospectus forming part of its Registration Statement for periods that do not, in the aggregate (including both suspensions under (i) and (ii)), exceed 90 days in each twelve-month period (each such period is hereinafter referred to as a "Suspension Period") as a result of business developments or other transactions involving the Issuer the existence of which in the sole discretion of the Issuer would make its Registration Statement inaccurate or misleading in any material respect. Each Selling Shareholder hereby covenants that it will not sell any Registrable Securities pursuant to said prospectus during the period commencing at the time at which the Issuer gives the Selling Shareholder written notice of such suspension and ending at the earliest to occur of the following: (i) the time that the Issuer gives such Selling Shareholder written notice that such Selling Shareholder may thereafter effect sales pursuant to said prospectus; or (ii) the completion of the applicable Suspension Period. The Period referred to in Section 3(b)(i) above shall be extended for a period of time equal to the aggregate of all Suspension Periods.

      6. INDEMNIFICATION.

      (a) (i) FLAG hereby agrees to indemnify and hold harmless each holder of FLAG Shares and each other person if any, who controls FLAG within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the FLAG Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and FLAG will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, HOWEVER, that FLAG shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission made in the FLAG Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to FLAG by or on behalf of such holder specifically for use in the preparation thereof. Notwithstanding the foregoing provisions of this Section 6(a)(i), FLAG will not be liable to any holder of FLAG Shares or other indemnified party under the indemnity agreement in this Section 6(a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such holder's (i) failure to send or give a copy of the final prospectus to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the FLAG Shares to such persons if such statement or omission was corrected in such final prospectus and FLAG has previously furnished copies thereof in accordance with this Agreement prior to the time such prospectus was required to be delivered or (ii) sale of any FLAG Shares during any Suspension Period.

            (ii) TyCom hereby agrees to indemnify and hold harmless each holder of TyCom Shares and each other person if any, who controls TyCom within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the TyCom Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and TyCom will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, HOWEVER, that TyCom shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission made in the TyCom Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in confirmity with information furnished to TyCom by or on behalf of such holder specifically for use in the prepareation thereof. Notwithstanding the foregoing provisions of this Section 6(a)(ii), TyCom will not be liable to any holder of TyCom Shares or other indemnified party under the indemnity agreement in this Section 6(a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such holder's (i) failure to send or give a copy of the final prospectus to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the TyCom Shares to such persons if such statement or omission was corrected in such final prospectus and TyCom has previously furnished copies thereof in accordance with this Agreement prior to the time such prospectus was required to be delivered or (ii) sale of any TyCom Shares during any Suspension Period.

      (b) (i) TyCom shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)(i) hereof) FLAG, each director of FLAG, each officer of FLAG signing the FLAG Registration Statement and each other person if any, who controls FLAG within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of any material fact contained in the FLAG Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such statement or alleged statement or omission was made in reliance upon and in conformity with written information furnished to FLAG by or on behalf of TyCom specifically for use in the preparation of the FLAG Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of FLAG or any such director, officer or controlling person and shall survive the transfer of such securities by any holder of the FLAG Shares.

            (ii) Verizon International shall indemnity and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)(ii) hereof) TyCom, each director of TyCom, each officer of TyCom signing the TyCom Registration Statement and each other person if any, who controls TyCom within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of any material fact contained in the TyCom Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such statement or alleged statement or omission was made in reliance upon and in conformity with written information furnished to TyCom by or on behalf of Verizon International specifically for use in the preparation of the TyCom Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of TyCom or any such director, officer or controlling person and shall survive the transfer of such securities by any holder of the TyCom Shares.

      (c) If for any reason the foregoing indemnification is unavailable or insufficient to hold any indemnified party harmless, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received or receivable by the indemnifying party, on the one hand, and such indemnified party, on the other hand, but also the relative fault of the indemnifying party and any indemnified party, as well as any other relevant equitable considerations.

      (d) The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 6(c) hereof were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 6(c) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(a) or 6(b) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

      (e) No person guilty of fraudulent misrepresentation (within the meaning of Section I 1(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (f) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      7.    RESTRICTIONS ON SALES.

      (a) TyCom agrees that until the second anniversary of the Closing Date under the Option Agreement (i) it shall use commercially reasonable efforts to dispose of the FLAG Shares in orderly public market sales and (ii) it shall not sell more than 5% of the FLAG Shares it received pursuant to the Option Agreement in any thirty-day period. Verizon International agrees that until the first anniversary of the Closing Date under the Option Agreement, or such later date as referred to in the last sentence of Section 5 hereof; it shall use commercially reasonable efforts to dispose of the TyCom Shares in orderly public market sales.

      8.    MISCELLANEOUS.

      (a) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto including any person to whom Registrable Securities are assigned or transferred.

      (b) AMENDMENTS; ETC. No amendment, modification, termination, or waiver of any provision that this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing making specific reference hereto and signed and delivered by the other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

      (c) SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      (d) COSTS AND EXPENSES. (i) Verizon International shall bear all expenses in connection with the procedures described in Sections 2 and 4 in connection with the registration of Registrable Securities pursuant to the FLAG Registration Statement, other than fees and expenses, if any, (A) which are not of a type customary for a registration of this type or which FLAG would have otherwise incurred in the ordinary course if TyCom had not requested such a registration, which fees and expenses shall be borne by FLAG, (B) of counsel or other advisers to TyCom or any other selling shareholder, expenses (including counsel fees) of any underwriter, and any underwriting discount or commission or broker's commission payable in connection with any sale of the Registrable Securities, which shall be borne by TyCom or the relevant selling shareholder. (ii) TyCom shall bear all expenses in connection with the procedures described in Sections 3 and 4 in connection with the registration of Registrable Securities pursuant to the TyCom Registration Statement, other than fees and expenses, if any, of counsel or other advisers to Verizon International or any other selling shareholder, expenses (including counsel fees) of any underwriter, and any underwriting discount or commission or broker's commission payable in connection with any sale of the Registrable Securities, which shall be borne by Verizon International or the relevant selling shareholder.

      (e) PRIOR AGREEMENTS. (i) FLAG, TyCom and Verizon International hereby acknowledge the following: (i) the existence of the Registration Rights Agreement, dated as of January 13, 2000 (The "Existing FLAG Registration Rights Agreement"), entered into by and between FLAG and the Shareholders (as defined therein); (ii) that the operation of Section 2(a) of this Agreement will trigger the piggy-back registration rights provided for in Section 3 of the Existing FLAG Registration Rights Agreement; and (iii) subject to Section 3(c) of the Existing FLAG Registration Rights Agreement, the Participating Piggy-Back Holders (as defined therein) shall be entitled to have some or all of their Registrable Securities (as defined therein) included in the FLAG Registration Statement prepared and filed pursuant to Section 2 of this Agreement. The making of the foregoing acknowledgement shall not subject either TyCom or Verizon International to any liability or responsibility, nor is either person representing or warranting any of the rights of any party under the Existing FLAG Registration Rights Agreement or the performance of FLAG thereunder.

            (ii) TyCom and Verizon International hereby acknowledge the following: (i) the existence of the Registration Rights Agreement, dated August 1, 2000, between TyCom and TGN Holdings Ltd. (the "Existing TyCom Registration Rights Agreement"); (ii) that the operation of Section 3(a) of this Agreement will trigger the piggy-back registration rights provided for in Section 2.2 of the Existing TyCom Registration Rights Agreement; and (iii) subject to Section 2.3 of the Existing TyCom Registration Rights Agreement, the Holders and Other Holders (each as defined therein) shall be entitled to have some or all of their Registrable Securities (as defined therein) included in the TyCom Registration Statement prepared and filed pursuant to
Section 3 of this Agreement. The making of the foregoing acknowledgement shall not subject Verizon International to any liability or responsibility, nor is Verizon International representing or warranting any of the rights of any party under the Existing TyCom Registration Rights Agreement or the performance of TyCom thereunder.

      (f) GOVERNING LAW. This Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such State, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America. Each of FLAG, TyCom and Verizon International agrees to submit to personal jurisdiction and to waive any objection as to venue in the federal or New York State courts located in the County of New York, State of New York. Service of process on FLAG, TyCom or Verizon International in any action arising out of or relating to this Agreement shall be effective if mailed to such party at the address listed in Section 8(h) hereof.

      (g) WAIVER OF JURY TRIAL. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

      (h) NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective (i) upon receipt if delivered personally, (ii) upon receipt of a transmission confirmation if sent by facsimile (with a confirming copy sent by overnight courier), and (iii) on the next business day if sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by notice):

      If to FLAG, to:

      FLAG Telecom Holdings Limited
      Cedar House
      41 Cedar Avenue
      Hamilton HM 12, Bermuda
      Attn: General Counsel
      Fax: 441-296-0938

      With a copy to:

      FLAG Telecom Limited
      9 South Street
      London W1 K2XA
      United Kingdom
      Attn: General Counsel
      Fax: 44-20-7317-0898

      If to Verizon International, to:

      Verizon International Holdings Ltd.
      c/o Verizon Global Solutions Inc.
      110 Allen Road
      Liberty Corner, New Jersey 07938

      Attn:  President--Global Solutions Inc.
      Fax: 908-647-7230

      with a copy to:

      Verizon Communications Inc.
      38th Floor
      1095 Avenue of the Americas
      New York, New York 10036
      Attn: Associate General Counsel, Strategic Transactions
      Fax: 212-764-2432

      If to TyCom, to:

      TyCom Ltd.
      The Zurich Centre
      Second Floor, Suite 201
      90 Pitts Bay Road
      Pembroke HM 08, Bermuda
      Attn: General Counsel
      Fax: 441-298-9770

      with a copy to:

      Wilmer, Cutler & Pickering
      2445 M Street, NW
      Washington, DC 20037
      Attn: Meredith B. Cross
      Fax: 202-663-6363

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

      (i) SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      (j) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, FLAG, Verizon International and TyCom have executed this Agreement as of the day and year first above written.

                                       FLAG TELECOM HOLDINGS LIMITED

                                 By:    /s/ Andres Bonde
                                       -----------------------------------------
                                       Name:  Andres Bonde
                                       Title: Chairman & CEO

                                       VERIZON INTERNATIONAL HOLDINGS LTD.

                                 By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                       TYCOM LTD.

                                 By:
                                       -----------------------------------------
                                       Name:
                                       Title:

IN WITNESS WHEREOF, FLAG, Verizon International and TyCom have executed this Agreement as of the day and year first above written.

                                       FLAG TELECOM HOLDINGS LIMITED

                                 By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                       VERIZON INTERNATIONAL HOLDINGS LTD.

                                 By:    /s/ TA Bartlett
                                       -----------------------------------------
                                       Name:  TA Bartlett
                                       Title: President

                                       TYCOM LTD.

                                 By:
                                       -----------------------------------------
                                       Name:
                                       Title:

IN WITNESS WHEREOF, FLAG, Verizon International and TyCom have executed this Agreement as of the day and year first above written.

                                       FLAG TELECOM HOLDINGS LIMITED

                                 By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                       VERIZON INTERNATIONAL HOLDINGS LTD.

                                 By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                       TYCOM LTD.

                                 By:    /s/ Byron S. Kalogerou
                                       -----------------------------------------
                                       Name:  Byron S. Kalogerou
                                       Title: Vice President































                         (Registration Rights Agreement)

                                       11